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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


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

                                                                           Settlement Date               9/30/01
                                                                           Determination Date           10/10/01
                                                                           Distribution Date            10/15/01



I.      All Payments on the Contracts                                                                              2,040,139.62
II.     All Liquidation Proceeds on the Contracts
         with respect to Principal                                                                                    16,668.80
III.    Repurchased Contracts                                                                                              0.00
IV.     Investment Earnings on Collection Account                                                                          0.00
V.      Servicer Monthly Advances                                                                                     64,066.70
VI.     Distribution from the Reserve Account                                                                        145,272.48
VII.    Deposits from the Pay-Ahead Account
         (including Investment Earnings)                                                                               4,721.33
VIII.   Transfers to the Pay-Ahead Account                                                                           (12,158.37)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                           0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                         -102.67

Total available amount in Collection Account                                                                      $2,258,607.89
                                                                                                                  =============

DISTRIBUTION AMOUNTS                                                        Cost per $1000
--------------------------------------------                                ---------------

1.   (a)  Class A-1 Note Interest Distribution                                                         0.00
     (b)  Class A-1 Note Principal Distribution                                                        0.00
             Aggregate Class A-1 Note Distribution                              0.00000000                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                                         0.00
     (b)  Class A-2 Note Principal Distribution                                                        0.00
            Aggregate Class A-2 Note Distribution                               0.00000000                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                                         0.00
     (b)  Class A-3 Note Principal Distribution                                                        0.00
            Aggregate Class A-3 Note Distribution                               0.00000000                                 0.00

4.   (a)  Class A-4 Note Interest Distribution                                                         0.00
     (b)  Class A-4 Note Principal Distribution                                                        0.00
           Aggregate Class A-4 Note Distribution                                0.00000000                                 0.00

5.   (a)  Class A-5 Note Interest Distribution                                                    76,125.52
     (b)  Class A-5 Note Principal Distribution                                                1,792,189.11
            Aggregate Class A-5 Note Distribution                              63.76500444                         1,868,314.63

6.   (a)  Class A-6 Note Interest Distribution                                                   128,375.00
     (b)  Class A-6 Note Principal Distribution                                                        0.00
            Aggregate Class A-6 Note Distribution                               5.41666667                           128,375.00

7.   (a)  Class B Note Interest Distribution                                                      59,285.00
     (b)  Class B Note Principal Distribution                                                          0.00
            Aggregate Class B Note Distribution                                 5.56666667                            59,285.00

8.   (a)  Class C Note Interest Distribution                                                      98,822.83
     (b)  Class C Note Principal Distribution                                                          0.00
            Aggregate Class C Note Distribution                                 5.70833312                            98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                           27,454.62
     (b)  Reimbursement of prior Monthly Advances                                                 76,355.81
               Total Servicer Payment                                                                                103,810.43

10.  Deposits to the Reserve Account                                                                                       0.00

Total Distribution Amount from Collection Account                                                                 $2,258,607.89
                                                                                                                  =============

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
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess
            Collections                                                                                  0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
            from Excess Collections                                                                      0.00
      (c)  Distribution from the Reserve Account
            to the Sellers(Chase USA)                                                                    0.00
      (d)  Distribution from the Reserve Account
            to the Sellers(Chase Manhattan Bank)                                                         0.00
                        Total Amounts to Sellers(Chase USA &
                         Chase Manhattan Bank)                                                                             0.00
                                                                                                                     ==========

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account
            to the Sellers(Chase USA)                                                                51.95102
      (b)  Distribution from the Payahead Account
            to the Sellers(Chase Manhattan Bank)                                                     50.71898
                        Total Amounts to Sellers
                         (Chase USA & Chase Manhattan Bank)                                                             102.67

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                       0.00
        (b) Class A-2 Notes    @          0.06028                                                        0.00
        (c) Class A-3 Notes    @            6.140%                                                       0.00
        (d) Class A-4 Notes    @            6.250%                                                          0
        (e) Class A-5 Notes    @            6.420%                                                  76,125.52
        (f) Class A-6 Notes    @            6.500%                                                     128375
                     Aggregate Interest on Class A Notes                                                             204500.52

        (g) Class B Notes @                 0.0668                                                                       59285

        (h) Class C Notes @                 0.0685                                                                    98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                              0.00
        (b) Class A-2 Notes                                                                              0.00
        (c) Class A-3 Notes                                                                              0.00
        (d) Class A-4 Notes                                                                              0.00
        (e) Class A-5 Notes                                                                              0.00
        (f) Class A-6 Notes                                                                                 0

        (g) Class B Notes                                                                                0.00
                                                                 -----------------

        (h) Class C Notes                                                                                0.00


3.   Total Distribution of Interest                                 Cost per $1000
        (a) Class A-1 Notes                                           0.00000000                         0.00
        (b) Class A-2 Notes                                                    0                         0.00
        (c) Class A-3 Notes                                           0.00000000                         0.00
        (d) Class A-4 Notes                                           0.00000000                            0
        (e) Class A-5 Notes                                           2.59814061                    76,125.52
        (f) Class A-6 Notes                                           5.41666667                       128375
                     Total Aggregate Interest on Class A Notes                                                       204500.52

        (g) Class B Notes                                            5.566666667                                     59,285.00

--------------------------------------------
        (h) Class C Notes                                                   5.71                                      98822.83

                                                                     -----------------


PRINCIPAL

                                                                   No. of Contracts
1.   Amount of Stated Principal Collected                                                           750949.02
2.   Amount of Principal Prepayment Collected                                    57.00              783608.15
3.   Amount of Liquidated Contract                                                   9              257631.94
                                                                                                    ---------
4.   Amount of Repurchased Contract                                                  0              0.0000000

       Total Formula Principal Distribution Amount                                               1,792,189.11

5.   Principal Balance before giving effect to
      Principal Distribution                                                               Pool Factor
        (a) Class A-1 Notes                                                                 0.0000000                     0.00
        (b) Class A-2 Notes                                                                 0.0000000                     0.00
        (c) Class A-3 Notes                                                                 0.0000000                     0.00
        (d) Class A-4 Notes                                                                 0.0000000                     0.00
        (e) Class A-5 Notes                                                                 0.4856338            14,229,069.67
        (f) Class A-6 Notes                                                                                 1         23700000

        (g) Class B Notes                                                                                   1    10,650,000.00

        (h) Class C Notes                                                                                   1    17,312,029.25

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
6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                                            ----------------

        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                 Cost per $1000
        (a) Class A-1 Notes                                                   0.00000000                                       0.00
        (b) Class A-2 Notes                                                   0.00000000                                       0.00
        (c) Class A-3 Notes                                                   0.00000000                                       0.00
        (d) Class A-4 Notes                                                   0.00000000                                       0.00
        (e) Class A-5 Notes                                                  61.16686382                               1,792,189.11
        (f) Class A-6 Notes                                                                0                                      0

        (g) Class B Notes                                                                  0                                   0.00

        (h) Class C Notes                                                                  0                                   0.00


8.   Principal Balance after giving effect to
      Principal Distribution                                                                      Pool Factor
        (a) Class A-1 Notes                                                                        0.0000000                   0.00
        (b) Class A-2 Notes                                                                        0.0000000                   0.00
        (c) Class A-3 Notes                                                                        0.0000000                   0.00
        (d) Class A-4 Notes                                                                        0.0000000                   0.00
        (e) Class A-5 Notes                                                                        0.4244669          12,436,880.56
        (f) Class A-6 Notes                                                                                      1         23700000

        (g) Class B Notes                                                                          1.0000000          10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                              1                17312029.25



POOL  DATA
                                                                                                   Aggregate
                                                                           No. of Contracts     Principal Balance
1.   Pool Stated Principal Balance as of                  37164                 2,380               64,098,909.81

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                      44                   618,057.82       0.009642252
              (b) 60-89 Days                                                      17                    232619.08       0.003629065
              (c) 90-119 Days                                                     7                     62,569.94       0.000976147
              (d) 120 Days +                                                      0                          0.00                 0

3.   Contracts Repossessed during the Due Period                                  0                          0.00

                                                                                                -----------------
4.   Current Repossession Inventory                                               1                 80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                 9                257,631.94
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                  16,668.80
       Total Aggregate Net Losses for the preceding Collection Period                                                     240963.14

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        361820.04

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)           506                                    4630255.300

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.091339703

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity
      of all Outstanding Contracts                                                                                      112.1537218

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
TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                        1.123%
    (b)  Delinquency Percentage Trigger in effect ?                                  NO

2.  (a)  Average Net Loss Ratio                               0.000885585
    (b)  Net Loss Ratio Trigger in effect ?                                          NO
    (c)  Net Loss Ratio (using ending Pool Balance)           0.001889444

3.  (a)  Servicer Replacement Percentage                      0.002539367
--------------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                                    NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                        27,454.62

2.   Servicer Advances                                                                                               64066.7

3.   (a) Opening Balance of the Reserve Account                                                                   5325240.59
     (b) Deposits to the Reserve Account                                                         0
     (c) Investment Earnings in the Reserve Account                                       14635.79
     (d) Distribution from the Reserve Account                                          -145272.48
     (e) Ending Balance of the Reserve Account                                                                     5194603.9

4.   Specified Reserve Account Balance                                                                            5325240.59

5.   (a) Opening Balance in the Pay-Ahead Account                                                                   40269.74
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